UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2007

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

                                                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On September 25, 2007, Ophthalmic Imaging Systems (the “Company ”) entered into a Second Addendum to the License and Distribution Agreement (the “ Second Addendum ”), by and between the Company and MediVision Medical Imaging Ltd. (“ MediVision ”), the Company’s parent company that owns 56% of the Company’s outstanding common stock. This Second Addendum amends the License and Distribution Agreement entered into on June 28, 2006 and amended pursuant to a First Addendum to License and Distribution Agreement dated April 9, 2007 (the “ License and Distribution Agreement, as amended ”). Under the Second Addendum, the Company agreed to increase the loan amount set forth in the License and Distribution Agreement, as amended, from an aggregate amount of up to $800,000 to an aggregate amount of up to $1,100,000, to be represented by a revised promissory note (the “ Revised Loan ”). The Second Addendum also contains the following provisions in connection with the Revised Loan, (1) the Company and MediVision will execute new versions of the previously issued Promissory Note and Security Agreement that were attached as exhibits to the License and Distribution Agreement, as amended, (2) MediVision’s obligation to repay the Revised Loan will be revised to reflect the increased loan amount, (3) the number of MediVision’s shares of the Company’s stock acting as collateral for the Revised Loan will be recalculated as set forth in the Second Addendum (described below), (4) the formula to calculate the Company’s right to exercise an option in the MV Patent Rights (as defined in the License and Distribution Agreement, as amended) will be changed in accordance with the Revised Loan amount and as set forth in the Second Addendum, and (5) certain increases to the number of advance order units and certain options thereto.

        The Revised Loan will incur interest of 8% per annum. As previously set forth under the License and Distribution Agreement, as amended, repayment will commence on May 1, 2009 and will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the License and Distribution Agreement, as amended, the Second Addendum, or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Revised Loan will become immediately due and payable.

        The Revised Loan is secured by shares of the Company’s common stock, owned by MediVision. The amount of shares pledged under the Revised Loan will be calculated as the amount of the Revised Loan, divided by the average closing price of the Company’s common stock for the ten business days prior to September 25, 2007, discounted by 25%.

        As previously set forth under the License and Distribution Agreement, as amended, if MediVision defaults on its repayment obligation as specified in the License and Distribution Agreement, as amended, or the Second Addendum, the Company may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, the Company has the option of receiving a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Revised Loan, which is in default at the time the Company exercises this option, divided by 1,100,000 multiplied by 34.375%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	OPHTHALMIC IMAGING SYSTEMS
	By:	/s/ Ariel Shenhar
Name: Ariel Shenhar Title: Chief Financial Officer